                                                                 EXHIBIT 99.6(b)


                                CLASS B SHARES
                            DISTRIBUTION AGREEMENT


        AGREEMENT made as of the [DATE] day of [MONTH], 199[YEAR], between MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST, a Massachusetts business trust (the "Trust"), and MERRILL LYNCH FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Distributor").

                             W I T N E S S E T H :
                             -------------------

        WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended to date (the "Investment Company Act"), as an open-end investment company and it is affirmatively in the interest of the Trust to offer its shares for sale continuously; and

        WHEREAS, the Trustees of the Trust (the "Trustees") are authorized to establish separate series (the "Series") relating to separate portfolios of securities, each of which will offer separate classes of shares of beneficial interest, par value $0.10 per share (collectively referred to as "shares") to selected groups of purchasers; and

        WHEREAS, the Trustees have established and designated the Merrill Lynch [STATE] Municipal Bond Fund (the "Fund") as a series of the Trust; and

        WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

        WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the subscription offering and the continuous offering of the Class B shares of beneficial interest of the Fund.

        NOW, THEREFORE, the parties agree as follows:

        Section 1.  Appointment of the Distributor.  The Trust hereby appoints
                    ------------------------------
the Distributor as the principal underwriter and distributor of the Trust to sell Class B shares of beneficial interest of the Fund (sometimes herein referred to as "Class B shares") to the public and hereby agrees during the term of this Agreement to sell shares of the Fund to the Distributor upon the terms and conditions herein set forth.

        Section 2.  Exclusive Nature of Duties.  The Distributor shall be the
                    --------------------------
exclusive representative of the Trust to act as principal underwriter and distributor of Class B shares of the Fund, except that:

        (a) The Trust may, upon written notice to the Distributor, from time to time designate other principal underwriters and distributors of Class B shares with respect to areas other than the United States as to which the Distributor may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to sell Class B shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

        (b) The exclusive rights granted to the Distributor to purchase Class B shares from the Trust shall not apply to Class B shares issued in connection with the merger or consolidation of any other investment company or personal holding company with the Trust or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding Class B shares of any such company by the Trust.

        (c) Such exclusive rights also shall not apply to Class B shares issued pursuant to reinvestment of dividends or capital gains distributions.

        (d) Such exclusive rights also shall not apply to Class B shares issued pursuant to any reinstatement privilege afforded redeeming shareholders.

        Section 3.  Purchase of Class B Shares from the Trust.
                    -----------------------------------------
(a) Prior to the continuous offering of the Class B shares, commencing on a date agreed upon by the Trust and the Distributor, it is contemplated that the Distributor will solicit subscriptions for Class B shares during a subscription period which shall last for such period as may be agreed upon by the parties hereto. The subscriptions will be payable within five business days after the termination of the subscription period, at which time the Fund will commence operations.

        (b) After the Fund commences operations, the Trust will commence an offering of Class B shares of the Fund and thereafter the Distributor shall have the right to buy from the Trust the Class B shares needed, but not more than the Class B shares needed (except for clerical errors in transmission), to fill unconditional orders for Class B shares of the Fund placed with the Distributor by investors or securities dealers. The price which the Distributor shall pay for the Class B shares so purchased from the Trust shall be the net asset value, determined as set forth in Section 3(d) hereof.

        (c) The Class B shares are to be resold by the Distributor to investors at net asset value, as set forth in Section 3(d) hereof, or to securities dealers having agreements with the Distributor upon the terms and conditions set forth in Section 7 hereof.

        (d) The net asset value of Class B shares of the Fund shall be determined by the Trust or any agent of the Trust in accordance with the method set forth in the prospectus and statement of additional information relating to the Fund and guidelines established by the Board of Trustees.

        (e) The Trust shall have the right to suspend the sale of Class B shares at times when redemption is suspended pursuant to the conditions set forth in Section 4(b) hereof. The Trust shall also have the right to suspend the sale of Class B shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other event, which, in the judgment of the Trust, makes it impracticable or inadvisable to sell the shares.

        (f) The Trust, or any agent of the Trust designated in writing by the Trust, shall be promptly advised of all purchase orders for Class B shares received by the Distributor. Any order may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Class B shares. The Trust (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Trust (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Class B shares pursuant to the instructions of the Distributor. Payment shall be made to the Trust in New York Clearing House funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

        Section 4.  Repurchase or Redemption of Class B Shares by the Trust. (a)
                    -------------------------------------------------------
Any of the outstanding Class B shares may be tendered for redemption at any time, and the Trust agrees to repurchase or redeem the Class B shares so tendered in accordance with its obligations as set forth in Article VIII of its Declaration of Trust, as amended from time to time, and in accordance with the applicable provisions set forth in the prospectus and statement of additional information relating to the Fund. The price to be paid to redeem or repurchase the Class B shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(d) hereof, less the redemption fee or other charge, if any, set forth in the prospectus and statement of additional information relating to the Fund. All payments by the Trust hereunder shall be made in the manner set forth below.

        The Trust shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor on or before the seventh business day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of shares shall be paid by the Trust as follows: (i) any applicable contingent deferred sales charge shall be paid to the Distributor and (ii) the balance shall be paid to or for the account of the shareholder, in each case in accordance with the applicable provisions of the prospectus and statement of additional information.

        (b)  Redemption of Class B shares or payment may be suspended at times
             -----------
when the New York Stock Exchange is closed, when trading on said Exchange is closed, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of the net assets of the Fund, or during any other period when the Securities and Exchange Commission, by order, so permits.

        Section 5.  Duties of the Trust.  (a)  The Trust shall furnish to the
                    -------------------
Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Class B shares of the Fund, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Trust by independent public accountants. The Trust shall make available to the Distributor such number of copies of its prospectus and statement of additional information relating to the Fund as the Distributor shall reasonably request.

        (b) The Trust shall take, from time to time, but subject to the necessary approval of the shareholders, all necessary action to fix the number of authorized shares and such steps as may be necessary to register the same under the Securities Act of l933, as amended (the "Securities Act"), to the end that there will be available for sale such number of Class B shares as the Distributor reasonably may be expected to sell.

        (c) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of Class B shares for sale under the securities laws of such states as the Distributor and the Trust may approve. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. As provided in Section 8(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the Trust.
The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualification.

        (d) The Trust will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports relating to the Fund.

        Section 6.  Duties of the Distributor.  (a)  The Distributor shall
                    -------------------------
 devote reasonable time and effort to effect sales of Class B shares of the Fund, but shall not be obligated to sell any specific number of shares. The services of the Distributor to the Trust hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

        (b) In selling the Class B shares of the Fund, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer, as defined in Section 7 hereof, nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the registration statement or related prospectus and statement of additional information and any sales literature specifically approved by the Trust.

        (c) The Distributor shall adopt and follow procedures, as approved by the officers of the Trust, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

        Section 7.  Selected Dealer Agreements.  (a)  The Distributor shall have
                    --------------------------
the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") for the sale of Class B shares; provided, that the Trust shall approve the forms of agreements with dealers. Class B shares sold to selected dealers shall be for resale by such dealers only at net asset value determined as set forth in Section 3(d) hereof. The form of agreement with selected dealers to be used during the subscription period described in
Section 3(a) is attached hereto as Exhibit A and the initial form of agreement with selected dealers to be used in the continuous offering of the shares is attached hereto as Exhibit B.

        (b) Within the United States, the Distributor shall offer and sell Class B shares only to such selected dealers as are members in good standing of the NASD.

        Section 8.  Payment of Expenses.  (a)  The Trust shall bear all costs
                    -------------------
and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses and statements of additional information under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to Class B shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).

        (b) The Distributor shall be responsible for any payments made to selected dealers as reimbursement for their expenses associated with payments of sales commissions to financial consultants. In addition, after the prospectuses, statements of additional information and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of Class B shares to selected dealers or investors pursuant to this Agreement. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of the Class B shares for sale to the public and any expenses of advertising incurred by the Distributor in connection with such offering. It is understood and agreed that, so long as the Fund's Class B Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act remains in effect, any expenses incurred by the Distributor hereunder may be paid from amounts recovered by it from the Fund under such Plan.

        (c) The Trust shall bear the cost and expenses of qualification of the Class B shares for sale pursuant to this Agreement, and, if necessary or advisable in connection therewith, of qualifying the Trust as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Trust and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Trust decides to discontinue such qualification pursuant to
Section 5(c) hereof.

        Section 9.  Indemnification.  (a)  The Trust shall indemnify and hold
                    ---------------
harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Class B shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information relating to the Fund, as from time to time amended and supplemented, or an annual or interim report to Class B shareholders of the Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Trust or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Class B shares.

        (b) The Distributor shall indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

        Section 10.  Duration and Termination of this Agreement.  This Agreement
                     ------------------------------------------
shall become effective as of the date first above written and shall remain in force until [DATE] and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Trustees, or by the vote of a majority of the outstanding Class B voting securities of the Fund, and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

        This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or by vote of a majority of the outstanding Class B voting securities of the Fund, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment.

        The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

        Section 11.  Amendment of this Agreement.  This Agreement may be amended
                     ---------------------------
by the parties only if such amendment is specifically approved by (i) the Trustees, or by the vote of a majority of outstanding Class B voting securities of the Fund,and (ii) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

        Section 12.  Governing Law.  The provisions of this Agreement shall be
                     -------------
construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

        Section 13.  Personal Liability.  The Declaration of Trust establishing
                     ------------------
Merrill Lynch Multi-State Municipal Series Trust, dated August 2, 1985, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Multi-State Municipal Series Trust" refers to the trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of said Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust, but the "Trust Property" only shall be liable.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                MERRILL LYNCH MULTI-STATE MUNICIPAL
                                  SERIES TRUST


                                By
                                  ------------------------------------
                                        Title:

                                MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                                By
                                  ------------------------------------
                                        Title:

                                                                       EXHIBIT A
                                                                       ---------

                   MERRILL LYNCH [STATE] MUNICIPAL BOND FUND
               MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST

                     CLASS B SHARES OF BENEFICIAL INTEREST

                          SELECTED DEALERS AGREEMENT
                            FOR SUBSCRIPTION PERIOD
                            -----------------------

Gentlemen:

        Merrill Lynch Funds Distributor, Inc. (the "Distributor") has an agreement with Merrill Lynch Multi-State Municipal Series Trust, a Massachusetts business trust (the "Trust"), pursuant to which it acts as the distributor for the sale of Class B shares of beneficial interest, par value $0.10 per share (herein referred to as "Class B shares"), of the Trust relating to Merrill Lynch [STATE] Municipal Bond Fund (the "Fund"), and as such has the right to distribute Class B shares of the Fund for resale. The Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Fund's Class B shares being offered to the public are registered under the Securities Act of 1933, as amended (the "Securities Act"). Such Class B Shares and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus and Statement of Additional Information. You have received a copy of the Class B Shares Distribution Agreement (the "Distribution Agreement") between ourself and the Trust and reference is made herein to certain provisions of such Distribution Agreement. This Agreement relates solely to the subscription period described in Section 3(a) of such Distribution Agreement. Subject to the foregoing, as principal, we offer to sell to you, as a member of the Selected Dealers Group, Class B shares of the Fund upon the following terms and conditions:

        1. The subscription period referred to in Section 3(a) of the Distribution Agreement will continue through [DATE]. The subscription period may be extended upon agreement between the Trust and the Distributor. Subject to the provisions of such Section and the conditions contained herein, we will sell to you on the fifth business day following the termination of the subscription period, or such other date as we may advise (the "Closing Date"), such number of Class B shares as to which you have placed orders with us not later than 5:00 P.M. on the second full business day preceding the Closing Date.

        2. In all sales of these Class B shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Trust, for us or for any other member of the Selected Dealers Group.

        3. You shall not place orders for any of the Class B shares unless you have already received purchase orders for such Class B shares at the applicable public offering prices and subject to the terms hereof and of the Distribution Agreement. All orders are subject to acceptance by the Distributor or the Trust in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the Prospectus, as amended from time to time. You agree that you will not offer or sell any of the Class B shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Class B shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus and, if requested, the Statement of Additional Information (as then amended or supplemented) relating to the Fund and will not furnish to any person any information relating to the Class B shares of the Fund which is inconsistent in any respect with the information contained in the Prospectus and Statement of Additional Information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Trust.

        4. Payment for Class B shares purchased by you is to be made by Federal funds wire or by certified or official bank check at the office of Merrill Lynch Funds Distributor, Inc., Box 9011 Princeton, New Jersey 08543-9011, payable to the order of Merrill Lynch Funds Distributor, Inc., against delivery by us of non-negotiable share deposit receipts ("Receipts") issued by Financial Data Services, Inc., as shareholder servicing agent, acknowledging the deposit with it of the Class B shares so purchased by you. You agree that as promptly as practicable after the delivery of such Class B shares you will issue appropriate written transfer instructions to the Trust or to the shareholder servicing agent as to the purchasers to whom you sold the Class B shares.

        5. No person is authorized to make any representations concerning Class B shares of the Fund except those contained in the current Prospectus and Statement of Additional Information relating to the Fund and in such printed information subsequently issued by us or the Trust as information supplemental to such

Prospectus and Statement of Additional Information.  In purchasing Class
B shares through us you shall rely solely on the representations contained in the Prospectus and Statement of Additional Information and supplemental information above mentioned. Any printed information which we furnish you other than the Fund's Prospectus and Statement of Additional Information, periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Trust, and you agree that the Trust shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

        6. You agree to deliver to each of the purchasers making purchases from you a copy of the then current Prospectus and, if requested, the Statement of Additional Information at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials relating to the Fund. You further agree to endeavor to obtain Proxies from such purchasers. Additional copies of the Prospectus and Statement of Additional Information, annual or interim reports and proxy solicitation materials of the Trust will be supplied to you in reasonable quantities upon request.

        7. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Class B shares entirely. Each party hereto has the right to cancel this Agreement upon notice to the other party.

        8. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act or of the rules and regulations of the Commission issued thereunder.

        9. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association.

        10. Upon application to us, we will inform you as to the states in which we believe the Class B shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell Class B shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the Class B shares, if necessary.

        11. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

        12. You agree that you will not sell any Class B shares of the Trust to any account over which you exercise discretionary authority.

        13. This Agreement shall terminate at the close of business on the Closing Date, unless earlier terminated, provided, however, this Agreement shall continue after termination for the purpose of settlement of accounts hereunder.

                                        MERRILL LYNCH FUNDS DISTRIBUTOR, INC.



                                        By
                                            -----------------------------------
                                                   (Authorized Signature)

Please return one signed copy
  of this Agreement to:

        MERRILL LYNCH FUNDS DISTRIBUTOR, INC.
        Box 9011
        Princeton, New Jersey  08543-9011

        Accepted:

                Firm Name: -------------------------------------------

                By:
                   ---------------------------------------------------

                Address:
                         ---------------------------------------------

                        ----------------------------------------------

                Date:
                      ------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                   MERRILL LYNCH [STATE] MUNICIPAL BOND FUND
               MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST

                     CLASS B SHARES OF BENEFICIAL INTEREST

                          SELECTED DEALERS AGREEMENT
                          -------------------------
Gentlemen:

        Merrill Lynch Funds Distributor, Inc. (the "Distributor") has an agreement with Merrill Lynch Multi-State Municipal Series Trust, a Massachusetts business trust (the "Trust"), pursuant to which it acts as the distributor for the sale of Class B shares of beneficial interest, par value $0.10 per share (herein referred to as the "Class B shares"), of the Trust relating to Merrill Lynch [STATE] Municipal Bond Fund (the "Fund"), and as such has the right to distribute Class B shares of the Fund for resale. The Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Fund's Class B shares being offered to the public are registered under the Securities Act of 1933, as amended (the "Securities Act"). You have received a copy of the Class B shares Distribution Agreement (the "Distribution Agreement") between ourself and the Trust and reference is made herein to certain provisions of such Distribution Agreement. The terms "Prospectus" and "Statement of Additional Information" as used herein refer to the prospectus and statement of additional information, respectively, on file with the Securities and Exchange Commission (the "Commission") which is part of the most recent effective registration statement pursuant to the Securities Act. As principal, we offer to sell to you, as a member of the Selected Dealers Group, Class B shares of the Fund upon the following terms and conditions:

        1. In all sales of these Class B shares to the public you shall act as dealer for your own account, and in no transaction shall you have any to act as agent for the Trust, for us or for any other member of the Selected Dealers Group.

        2. Orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the current Prospectus and Statement of Additional Information relating to the Fund. The procedure relating to the handling of orders shall be subject to Section 4 hereof and instructions which we or the Trust shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Trust in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the current Prospectus and Statement of Additional Information relating to the Fund.

        3. You shall not place orders for any of the Class B shares unless you have already received purchase orders for such Class B shares at the applicable public offering prices and subject to the terms hereof and of the Distribution Agreement. You agree that you will not offer or sell any of the Class B shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Class B shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus and, if requested, the Statement of Additional Information (as then amended or supplemented) and will not furnish to any person any information relating to the Class B shares of the Fund, which is inconsistent in any respect with the information contained in the Prospectus and Statement of Additional Information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Trust.

        4. As a selected dealer, you are hereby authorized (i) to place orders directly with the Trust for Class B shares of the Fund to be resold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in Section 3 of the Distribution Agreement, and (ii) to tender Class B shares directly to the Trust or its agent for redemption subject to the applicable terms and conditions set forth in Section 4 of the Distribution Agreement.

        5. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding: e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.

        6. No person is authorized to make any representations concerning Class B shares of the Fund except those contained in the current Prospectus and Statement of Additional Information relating to the Fund and in such printed information subsequently issued by us or the Trust as information supplemental to such Prospectus and Statement of Additional Information. In purchasing Class B shares through us you shall rely solely on the representations contained in the Prospectus and Statement of Additional Information and supplemental information above mentioned. Any printed information which we furnish you other than the Prospectus, Statement of Additional Information, periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Trust, and you agree that the Trust shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

        7. You agree to deliver to each of the purchasers making purchases from you a copy of the then current Prospectus and, if requested, the Statement of Additional Information at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials relating to the Fund. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the Prospectus and Statement of Additional Information, annual or interim reports and proxy solicitation materials will be supplied to you in reasonable quantities upon request.

        8. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Class B shares entirely. Each party hereto has the right to cancel this Agreement upon notice to the other party.

        9. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act or of the rules and regulations of the Commission issued thereunder.

        10. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association.

        11. Upon application to us, we will inform you as to the states in which we believe the Class B shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell Class B shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the Class B shares, if necessary.

        12. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

        13. Your first order placed pursuant to this Agreement for the purchase of Class B shares of the Fund will represent your acceptance of this Agreement.

                                MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                                By
                                  -----------------------------------
                                        (Authorized Signature)

Please return one signed copy
  of this Agreement to:

        MERRILL LYNCH FUNDS DISTRIBUTOR, INC.
        Box 9011
        Princeton, New Jersey  08543-9011

        Accepted:

                Firm Name:
                           ------------------------------------------
                By:
                    -------------------------------------------------
                Address:
                         --------------------------------------------

                -----------------------------------------------------

                Date:
                           ------------------------------------------